Exhibit 99.1

March 6, 2008
FOR IMMEDIATE RELEASE

India Globalization Capital, Inc
www.indiaglobalcap.com
CONTACT: Ram Mukunda  (301-983-0998)
Email: ram@indiaglobalcap.com
Fax: 240-465-0273
AMEX: IGC

INDIA GLOBALIZATION CAPITAL, INC. (IGC) UPDATES INDICATIONS OF INTEREST FROM CERTAIN INVESTORS TO PURCHASE OUTSTANDING SHARES OF ITS COMMON STOCK

India Globalization Capital, Inc. (AMEX: IGC.U, IGC, IGC.WT, “IGC”) announced today that that investors have indicated an interest in purchasing up to an aggregate of approximately 2,500,000 outstanding shares of IGC's common stock and using their reasonable efforts to assist brokers in causing such shares to be voted in favor of IGC's proposed acquisition of a 63% equity interest in Sricon Infrastructures, Limited (“Sricon”) and a 77% equity interest in Techni Bharathi Limited (collectively, the "Proposed Acquisition") at IGC's upcoming Special Meeting of Stockholders to be held on March 7, 2008.  These investors have indicated that these purchases would be conditioned on receiving additional shares of IGC common stock from certain of IGC's founders and other parties upon the closing of the Proposed Acquisition in an amount equal to the shares they purchase.  The founders and other parties have agreed to make available up to an aggregate of approximately 2,500,000 shares for delivery to the investors.  The proposed share deliveries by IGC's founders and other parties are conditioned on the investors agreeing to purchase and use their reasonable efforts to assist brokers in causing shares of IGC common stock to be voted in favor of the Proposed Acquisition and the other items of business to be considered at IGC's Special Meeting of Stockholders to be held on March 7, 2008 and on the approval by stockholders, and subsequent consummation of, the Proposed Acquisition.

IGC expects that any purchases by these investors would be effected in privately negotiated transactions with IGC stockholders who were stockholders of IGC as of the February 4, 2008 record date and who have voted against the Proposed Acquisition and have stated their intention to seek conversion of their shares into a pro rata share of the trust fund established in connection with IGC's initial public offering. These shares would be purchased at prices to be negotiated between the sellers and the investors, although it is expected that the per share price would be equal to the per share amount held in trust for payment to the holders of IGC common stock who vote against the Proposed Acquisition and request conversion of their shares. The amount in the trust is currently estimated at $5.94 per share (net of taxes). The investors also would be entitled to certain demand and piggyback registration rights that were granted to the IGC founders in respect of their pre-IPO shares.

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ABOUT IGC

Based in Bethesda, Maryland, IGC is a special purpose acquisition company for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more operating businesses with primary operations in India.   IGC raised approximately $67.8 million in gross proceeds through its initial public offering consummated in March 2006 and has dedicated its time since the initial public offering to seeking and evaluating business combination opportunities in India.

ADDITIONAL INFORMATION

IGC has filed with the SEC a definitive proxy statement and a supplement to the definitive proxy in connection with the Acquisition Proposal.  Investors are urged to carefully read the proxy statement, supplement and any other relevant documents filed with the SEC when they become available, because they will contain important information about IGC and the Acquisition Proposal.  Copies of the proxy statements and other documents filed by IGC will be available at the website maintained by the SEC at www.sec.gov.

FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements. These statements reflect management's current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors, which could cause actual results to differ, relate to the ability of the investors to successfully consummate the share repurchases contemplated.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Other factors that could cause or contribute to actual results differing materially from such forward looking statements will be discussed in greater detail in the company's Securities and Exchange Commission filings.